                                                                    EXHIBIT 3.1


                                  CERTIFICATE
                                       OF
                           CHANGE OF REGISTERED AGENT
                                      AND
                         LOCATION OF REGISTERED OFFICE
                                       OF
                               WEBMD CORPORATION

         WebMD Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The Directors of this Corporation, in accordance with Sections 133 and 141 of the General Corporation Law of the State of Delaware, have resolved to change the registered agent and the registered office of the Corporation in the State of Delaware.

         2. The registered office of the Corporation in the State of Delaware shall be changed to and shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent at such address shall be changed to and shall be The Corporation Trust Company.

         IN WITNESS WHEREOF, WebMD Corporation has caused this Certificate to be executed and acknowledged by its authorized officer on this 8th day of August, 2001.


                                    WEBMD CORPORATION


                                              /s/ Lewis H. Leicher
                                    -------------------------------------------
                                    Name:  Lewis H. Leicher
                                    Title: Senior Vice President and
                                           Assistant General Counsel